================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):    December 23, 1997




                         PROSOFT I-NET SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



       Nevada                        000-21535             87-0448639
(State or other jurisdiction of     (Commission         (I.R.S. Employer
incorporation)                      File Number)       Identification No.)



                               2333 N. Broadway
                          Santa Ana, California 92706
               (Address of principal executive offices, zip code)


      Registrant's telephone number, including area code: (714) 953-1200

================================================================================

Item 5.   Other Events
          ------------

          On December 7, 1997, Prosoft I-Net Solutions, Inc. (the "Company") entered into a letter of intent with Uday O. Pabrai to acquire 100% of the outstanding stock of Net Guru Technologies, Inc., a privately held Internet technology training and certification provider ("Net Guru"). Net Guru, founded in 1992, is the market leader in Internet skills certification. Net Guru's Webmaster Certification guide is published by McGraw-Hill, and its certification is the only one administered by testing leader Sylvan Learning Systems. Additionally, its Web certification program is endorsed by the Institute for Certification of Computing Professionals (ICCP) and the National Association of Webmasters (NAW). This certification program is also available in Europe through the Internet Certification Institute International (ICII). Net Guru also provides training and consulting from its Chicago-based facility for clients such as IBM, Microsoft, Kemper National Insurance, First Chicago and the Department of Defense, among others.

          The letter of intent provides for a purchase price of $3,200,000 to be paid to Mr. Pabrai for his 100% ownership of Net Guru. The purchase price is to be paid $1,500,000 in cash and $1,700,000 in the form of 152,809 shares of Common Stock of the Company. The letter of intent also provides for the Company and Mr. Pabrai to negotiate and execute a stock purchase agreement and related documents and to close the transaction by December 31, 1997.

                                 SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    PROSOFT I-NET SOLUTIONS, INC.



Date:  December 23, 1997            By:  /s/ Brooks A. Corbin
                                         -----------------------------------
                                         Brooks A. Corbin
                                         Chief Financial Officer

                                       3